NEWS RELEASE	CONTACTS:	Robert P. Peebler
Chief Executive Officer
Input/Output (281) 879-3615

Jack Lascar, Partner
Karen Roan, SVP
DRG&E (713) 529-6600
I/O ANNOUNCES NEW FOURTH QUARTER
EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE
HOUSTON – MARCH 3, 2006 – Input/Output, Inc. (NYSE: IO) announced today that it will release 2005 fourth quarter and year end results on Wednesday, March 15, 2006 after the market closes. In conjunction with the release, I/O has scheduled a conference call, which will be broadcast live over the Internet, for Thursday, March 16, 2006 at 9:00 a.m. Eastern Time (8:00 a.m. Central).
     I/O had originally scheduled its earnings release for March 8, 2006, but delays resulting from the process of completing the audit of I/O’s 2005 consolidated financial statements have caused I/O to reschedule the release of its financial results for 2005. This delay is expected to also result in I/O delaying the filing of its Annual Report on Form 10-K for the year ended December 31, 2005. If delayed, I/O would expect to file its Form 10-K for 2005 no later than March 31, 2006.
     In previous press releases, I/O management had anticipated 2005 earnings to range between $0.12 and $0.25 per diluted share. I/O management continues to anticipate that its reported earnings for 2005 will be consistent with its previously-announced range.

What:	I/O Fourth Quarter Earnings Conference Call
When:	Thursday, March 16, 2006 – 9:00 a.m. Eastern Time
How:	Live via phone — By dialing (303) 205-0033 and asking for the I/O call at least 10 minutes prior to the start time.
Live over the Internet — by logging on to the web at the address below.
Where:	http://www.i-o.com. The webcast can be accessed from the home page.
     For those who cannot listen to the live call, a telephonic replay will be available through March 23, 2006, and may be accessed by calling (303) 590-3000 using pass code 11055575. Also, an archive of the webcast will be available shortly after the call on the company’s website at www.i-o.com for approximately 12 months.
I/O is a leading, technology-focused seismic solutions provider. The company provides cutting-edge seismic acquisition equipment, software, and planning and seismic processing services to the global oil and gas industry. I/O’s technologies are applied in both land and marine environments, in traditional 2D and 3D surveys, and in rapidly growing areas like time-lapse (4D) reservoir monitoring and full-wave imaging. Headquartered in Houston, Texas, I/O has regional offices in Canada, Latin America, Europe, China, Russia, Africa and the Middle East. Additional information is available at http://www.i-o.com.

The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated earnings and earnings per share for fiscal 2005, that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; risks associated with competitor’s product offerings and pricing pressures resulting therefrom; the relatively small number of customers that the Company currently relies upon; the fact that a significant portion of the Company’s revenues is derived from foreign sales; the Company’s ability to successfully manage the integration of its acquisitions into the Company’s operations; the risks that sources of capital may not prove adequate; the Company’s inability to produce products to preserve and increase market share; collection of receivables; and technological and marketplace changes affecting the Company’s product line. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.
# # #